EXHIBIT 10.1

                            SALE AGREEMENT AMENDMENT

THIS  AGREEMENT  made  as  of  this  1st  day  of  September,  2003

BETWEEN:

ANDY  EDMUN  DAEM,  of
------------------
1387  MINTO  CRES.,
Vancouver,  British  Columbia,  V6H  2J6

(hereinafter  called  "DAEM"

OF  THE  FIRST  PART

AND:

GOLDEN HAND RESOURCES INC. (FORMERLY WIZBANG TECHNOLOGIES INC.) Suite 679, 185-911 Yates Street,
Victoria,  British  Columbia.
V8V  4Y9

(hereinafter  called  "Optionee")


OF  THE  SECOND  PART

(collectively  called  the  "parties")

WHEREAS:
A. DAEM and Optionee wish to amend the Sale Agreement dated August 1, 2003 as it pertains to Paragraph 4 Grant Of Option To Purchase (the "Transaction");
B. DAEM and Optionee agree that this Agreement will constitute a binding agreement upon them in respect of the Transaction, such to be on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

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1.0       REPRESENTATION  AND  WARRANTIES  OF  DAEM

1.1 Optionee represents and warrants to DAEM that Optionee has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon Optionee enforceable against it in accordance with its terms and conditions.

1.2 DAEM represents and warrants to Optionee that DAEM has good and sufficient right and authority to enter into this Agreement and carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement upon DAEM enforceable against it in accordance with its terms and conditions.

2.0      GRANT  OF  OPTION  TO  PURCHASE  AMENDMENT

2.01     Paragraph  4.01(a)  of the agreement is herby revoked and replaced with

          4.01(a) the Optionee shall pay $10,000 USD to Daem by way of a promissory note attached as exhibit 1 to this agreement:

2.02     Paragraph  4.01(c)  of the agreement is herby revoked and replaced with

          4.01(c) the Optionee shall issue 200,000 post split fully paid and non-assessable shares in its capital stock to Daem, as follows:

          (i) 100,000 post split shares will be issued within ninety days of the date of this Agreement. Upon issue of these shares the option portion of this agreement shall complete, the agreement considered executed for the purposed of paragraph 5 Transfer Of Claims and title shall pass  to  Optionee  as  decribed  in  that  paragraph  5

          (ii) a further 100,000 post split shares on the beginning of any exploration program which the Optionee carries out on the Dalhousie Claim.

3.0     FURTHER  ASSURANCE

     3.01 Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of the Agreement.

4.0     ENTIRE  AGREEMENT

     4.01 The parties hereto agree that, other than the changes outlined in paragraph 2 above of this agreement all other terms in the original Agreement dated August 1, 2003 shall remain the same.

5.0    REGULATORY  APPROVAL

     5.01 This Agreement is subject to the approval of the securities regulatory authorities having or which will have jurisdiction over the affairs of the Optionee. No shares in the Optionee's capital stock will be issued pursuant to the terms of this Agreement without the Optionee first having received all necessary regulatory approvals in connection herewith.

6.0    GOVERNING  LAW

     6.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

7.0     ENUREMENT

     7.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their heirs, executors, administrators, successors and assigns, as the case may be.

WHEREOF IN WITNESS this Agreement has been executed as of the day and year first above written




_/s/ Katherine Rodes__________                    _/s/ Andy Edmun Daem________
Witness                                           ANDY EDMUN DAEM





THE  COMMON  SEAL  of
     WIZBANG  TECHNOLGIES  INC.
CORPORATION was                                                              C/S
Hereunto  affixed  in  the
Presence  of:


__/s/ Mike Frankenberger_________
Authorized  Signatory




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                                    Exhibit 1

                                 PROMISSORY NOTE


     September  1,  2003


FOR VALUE RECEIVED, GOLDEN HAND RESOURCES INC. (Formerly Wizbang Technologies Inc.) of Suite 679, 185-911 Yates Street, Victoria, British Columbia, Canada V8V 4Y9 promises to pay to the order of ANDY EDMUN DAEM, of 1387 MINTO CRES., Vancouver, British Columbia, Canada V6H 2J6 or its assigns ("Holder"), the sum of twenty thousand dollars ($10,000.00 US) in the following manner:

Interest shall accrue on the unpaid balance at the rate of seven percent (7%) per annum from the date set forth above.

Principle and interest is due on September 1, 2004. Prepayment may be made at any time.

Upon default in the payment or of interest within ten (10) days of when payment is due, the whole of the principal sum then remaining unpaid and all interest accrued thereon shall, at the option of Holder, become immediately due and payable, without demand or notice. In the event any payment hereunder is not made within ten (10) days of when payment is due, GOLDEN HAND RESOURCES INC. shall deliver to ANDY EDMUN DAEM a duly executed registratable transfers of the Dalhousie Claim, in favour of ANDY EDMUN DAEM, immediately and without penalty.

This Note shall be construed in accordance with the laws of the State of Washington and venue shall lie in King County, Washington.
This  Agreement  may  be  signed  by  fax  and  in  counterpart.

EXECUTED  as  of  this  1st  day  of  September,  2003.





__/s/ Mike Frankenberger_________          _/s/ Andy Edmun Daem____
GOLDEN  HAND  RESOURCES  INC.               ANDY  EDMUN  DAEM